UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

ACTION INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52455	11-3699388
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8744 Riverside House Path

Brewerton, New York 13029

(Address of principal executive offices)

(315) 703-9013

(Telephone number, including area code)

Copies to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

Effective March 25, 2010, Mr. Joseph Meuse resigned as the President, Chief Executive Officer and as a Director of Action Industries, Inc., (the “Company”).  Mr. Meuse resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 25, 2010, the Company’s Board of Directors approved an amendment to Article III Section 8 of the Company’s Bylaws, effective immediately.

A copy of Article III Section 8 of the Company’s Bylaws is attached as Exhibit 3.1 to this report and is incorporated herein by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number

Description

3.1

Amendment to Article III Section 8 of the Company’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 25, 2010		ACTION INDUSTRIES, INC.

	By:	/s/ Inna Sheveleva
Inna Sheveleva Secretary and Director